Exhibit 23.1


           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 We have issued our report dated March 1, 2006, accompanying the consolidated financial statements and financial statement schedule included in the Annual Report of Carrington Laboratories, Inc. on Form 10-K for the year ended December 31, 2005, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts."


 /s/ GRANT THORNTON LLP

 Dallas, Texas
 April 5, 2006